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                                                                    Exhibit (23)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Russell Corporation listed below of our report dated March 16, 2005, with respect to the consolidated financial statements and schedule of Russell Corporation included in this Annual Report (Form 10-K) for the year ended January 1, 2005.

            Form S-3 Registration Statement No. 33-47906
            Form S-3 Registration Statement No. 33-54361
            Form S-3 Registration Statement No. 333-116854
            Form S-8 Registration Statement No. 33-69679
            Form S-8 Registration Statement No. 333-89765
            Form S-8 Registration Statement No. 333-30236
            Form S-8 Registration Statement No. 333-30238
            Form S-8 Registration Statement No. 333-55338
            Form S-8 Registration Statement No. 333-55340
            Form S-8 Registration Statement No. 333-97129

                                                /s/ Ernst & Young LLP

Atlanta, Georgia
March 16, 2005